UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 15, 2019

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-1992

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On January 15, 2019, HealthLynked Corp. (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Corporation, HLYK Florida, LLC, a Florida limited liability company and wholly-owned subsidiary of the Corporation (“HLYK FL”), Hughes Center for Functional Medicine, P.A. (the “Target”), and Pamela A. Hughes, D.O. (the “Seller”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Target will merge with and into HLYK FL, with HLYK FL as the surviving entity. The Closing is anticipated to take place on or about April 15, 2019.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement): articles of merger will be filed with the Florida Department of State, Division of Corporations, and all of the equity of the Target issued and outstanding immediately prior to the Effective Time will be cancelled, HLYK FL will continue as the surviving entity, and the Corporation will be obligated to pay the Merger Consideration (as defined below). After consummation of the Merger Agreement, HLYK FL will remain a wholly-owned subsidiary of the Corporation.

At or prior to the Closing, the aggregate merger consideration (the “Merger Consideration”) payable to the Seller is as follows: (i) $750,000 payable at the Closing; (ii) common shares of the Corporation, par value $0.0001 per share, equal to an aggregate value of $750,000 based on the average volume weighted average price (VWAP) of the five (5) business days prior to the Closing; (iii) “earn-out” payments in the aggregate amount of $500,000 to be paid over three (3) years, subject to certain revenue and profit targets; and (iv) cash, if any, representing any excess over the Minimum Value (as defined in the Merger Agreement) of $65,000 of the required medical supply inventory of the Target immediately prior to the Closing. If the Minimum Value is below $65,000 at the Closing, the difference shall be paid by the Seller.

The Merger Agreement contains customary representations and warranties by each of the Corporation, HLYK FL, the Target, and the Seller. Additionally, the obligations of the parties to consummate the Merger is subject to various customary Closing conditions, including, but not limited to: (i) the filing of an amendment to the articles of incorporation of the Target to change its business purpose to “any and all lawful business,” (ii) the Company applying for, and obtaining, a Health Care Clinic License from the Florida Agency for Health Care Administration; and (iii) the Company entering into consulting agreements and employment agreements with certain individuals. In the event that the Seller and/or Target elect to not consummate the transactions contemplated by the Merger Agreement, such parties shall be obligated to reimburse the Corporation for expenses paid relating to the preparation of audited financial statements of the Target in the amount of $10,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On January 22, 2019, the Corporation issued a press release announcing the Corporation’s entrance into the Merger Agreement.

A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated January 15, 2019, by and among HealthLynked Corp., HLYK Florida, LLC, Hughes Center for Functional Medicine, P.A., and Pamela A. Hughes, D.O.
99.1	Press Release, dated January 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthLynked Corp.

Dated: January 22, 2019	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

2